Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

To Porto Holdco B.V. (the “Issuer”) Strawinskylaan 1209 1077 XX Amsterdam	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam

T +31 20 577 1771 F +31 20 577 1775

Date [●] 2017	M. Stoffer Advocaat
Our ref. M26948084/1/20663323/DJJM

DRAFT 19 JANUARY 2017; SUBJECT TO REVIEW OF DOCUMENTS AND PARTNER’S APPROVAL

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of ordinary shares in the capital of the Issuer

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements in, the following documents:

3.1	A copy of the Registration Statement.

3.2	A copy of:

(a)	the Issuer’s deed of incorporation including its articles of association, as provided to me by the Chamber of Commerce; and

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability. Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(b)	the Trade Register Extract.

3.3	A copy of each Corporate Resolution.

3.4	A draft of the Deed of Conversion.

3.5	A copy of the Board Certificate.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

4.2	Each Corporate Resolution remains in force without modification.

4.3	The Deed of Conversion will have been executed in the form referred to in this opinion.

4.4

(a)	Any pre-emption rights in respect of the issue of the Registration Shares (or of any rights to acquire Registration Shares) will have been observed or validly excluded in accordance with the Issuer’s articles of association at the time of observance or exclusion.

(b)	The Registration Shares will have been:

(i)	issued in the form and manner prescribed by the articles of association at the time of issue; and

2 / 9

(ii)	otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(c)	The nominal amount of the Registration Shares and any agreed share premium will have been validly paid.

5	Opinion

Based on the documents and investigations referred to and the assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1	When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable[1].

6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

[1]	In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

3 / 9

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

M. Stoffer

4 / 9

Annex 1 – Definitions

In this opinion:

“Board Certificate” means the certificate dated the date of this opinion attached to this opinion as Annex 2.

“Chamber of Commerce” means the Chamber of Commerce (kamer van koophandel) of the place where the Issuer has its principal place of business.

“Corporate Resolution” means each of:

(i)	a written resolution of the Issuer’s stated sole shareholder Pace Holdings Corp. dated [●] 2017 to Issue (57,640,000) ordinary shares (gewone aandelen), nominal value EUR 0.10 each, in the Issuer’s capital (the “Registration Shares”); and

(ii)	a written resolution of the Issuer’s management board dated [●] 2017.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Deed of Conversion” means the Issuer’s deed (draft dated [●] 2017) of conversion from a private company with limited liability into a limited liability company.

“Dutch law” means the law directly applicable in the Netherlands.

“Issuer” means Porto Holdco B.V. with corporate seat in Amsterdam.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” is defined in the definition of “Corporate Resolution”.

“Registration Statement” means the registration statement on form S-4 dated [●] 2017 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated [●] 2017.

5 / 9

Annex 2 – Board Certificate

6 / 9

BOARD CERTIFICATE

FROM THE MANAGEMENT BOARD OF PORTO HOLDCO B.V.

DATED [●] 2017

THE UNDERSIGNED:

[board members of Issuer],

acting in his capacity as [sole] managing director[s] of Porto Holdco B.V., a private company with limited liability with seat in Amsterdam and having its address at Strawinskylaan 1209, 1077 XX Amsterdam, the Netherlands (the “Issuer”),

BACKGROUND:

(a)	The Issuer intends to seek the Registration with the SEC of the Registration Shares.

(b)	In connection with the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”).

(c)	This Board Certificate is the “Board Certificate” as defined in the Legal Opinion.

(d)	The undersigned makes the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.

1	Construction

1.1	Terms defined in the Legal Opinion have the same meaning in this Board Certificate.

1.2	In this Board Certificate “including” means “including without limitation”.

2	CERTIFICATION:

The undersigned certifies the following.

7 / 9

2.1	Authenticity

As at the date of this Board Certificate all information regarding the Issuer registered or on file with the Dutch Trade Register is correct, complete and up to date.

2.2	Solvency

The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings or other laws relating to or affecting the rights of creditors.

2.3	Corporate resolutions

(a)	The undersigned believes that each Corporate Resolution is reasonable and fair (including in relation to the Issuer’s shareholder).

(b)	The undersigned is not aware of any fact or circumstance (including (i) any lack of capacity of any person, (ii) any conflict of interest, (Iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwafing), and (iv) any amendment or supplement) which he or she understands or suspects has or may have the effect that any Corporate Resolution will or may cease to be In force without modification at any time.

2.4	General

The undersigned is not aware of:

(a)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or

(b)	any fact or circumstance which he or she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

3	RELIANCE

De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

4	IN EVIDENCE WHEREOF:

this Board Certificate was signed in the manner set out below.

[SIGNATURES TO FOLLOW ON THE NEXT PAGE]

8 / 9

Name:

Name:

9 / 9